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                                                                    EXHIBIT 23.1


                       CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in this Registration Statement of Kimberly-Clark Corporation on Form S-3 of our reports dated January 27, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Kimberly-Clark Corporation for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP


DELOITTE & TOUCHE LLP
Dallas, Texas

January 30, 1998